UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2009

BLUELINX HOLDINGS INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 27, 2009, BlueLinx Holdings Inc. (“BlueLinx”) announced that it entered into a Termination and Modification Agreement (the “Modification Agreement”) related to the Master Purchase, Supply and Distribution Agreement (the “Supply Agreement”) between BlueLinx Corporation (“BlueLinx”), BlueLinx Services, Inc. and Georgia-Pacific LLC (“Georgia-Pacific”), effective April 27, 2009. The Modification Agreement effectively terminates the existing Supply Agreement with respect to the distribution of Georgia-Pacific plywood, oriented strand board and lumber by BlueLinx. Exhibit B of the Supply Agreement, which covers decorative paneling products, is excluded from the termination and shall remain in force until May 7, 2010. BlueLinx will continue to distribute a variety of Georgia-Pacific building products, including Engineered Lumber, which is covered under a three-year purchase agreement dated February 12, 2009.

As previously announced on June 6, 2008, Georgia-Pacific provided BlueLinx with notice of its intent to terminate the Supply Agreement, effective May 7, 2010. Georgia-Pacific agreed to pay BlueLinx $18,825,000 in exchange for BlueLinx’ agreement to enter into the Modification Agreement one-year earlier than the originally agreed upon date. Georgia-Pacific will make payments of $4,706,250 to BlueLinx on each of May 1, 2009, August 3, 2009, November 2, 2009 and February 1, 2010. The press release announcing this agreement is attached hereto as Exhibit 99.1.

The foregoing description is qualified in its entirety by reference to the Termination and Modification Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Termination and Modification Agreement by and among BlueLinx Corporation, BlueLinx Services, Inc. and Georgia-Pacific LLC, dated April 27, 2009
99.1	Press Release dated April 27, 2009, announcing BlueLinx agreement to Supply Agreement Buy Out

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.

By: /s/ Matthew R. Nozemack
Matthew R. Nozemack
Assistant General Counsel & Secretary

Dated: April 29, 2009

EXHIBIT INDEX

Exhibit	Description

10.1	Termination and Modification Agreement by and among BlueLinx Corporation, BlueLinx Services, Inc. and Georgia-Pacific LLC, dated April 27, 2009
99.1	Press Release dated April 27, 2009, announcing BlueLinx agreement to Supply Agreement Buy Out